Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma combined financial statements give effect to the acquisition by Legg Mason, Inc. (“Legg Mason”) of substantially all of Citigroup’s Inc.’s (“Citigroup”) worldwide asset management business (“CAM”) in exchange for: 1) subsidiaries that constitute Legg Mason’s private client and capital markets businesses (“PC/CM”); 2) 5,393,545 newly issued shares of Legg Mason common stock; 3) 13.346632 shares of non-voting convertible preferred stock, which convert, upon transfer, into an aggregate of 13,346,632 shares of Legg Mason common stock; and 4) approximately $512 million in cash, which was funded through a $700 million five-year syndicated term loan facility arranged by Citigroup. The following unaudited pro forma combined financial statements also give effect to Legg Mason’s acquisition of 80% of the outstanding equity in Permal Group Ltd (“Permal”) and a concurrent reorganization in which the residual 20% of outstanding equity was converted into non-voting preference shares, resulting in Legg Mason owning 100% of the outstanding voting common stock of Permal. The aggregate consideration paid by Legg Mason at closing was $800 million, of which $200 million was in the form of 1,889,322 newly issued shares of Legg Mason Common Stock and the remainder was in cash. If Legg Mason acquires the remaining 20% ownership interest in Permal under the purchase agreement, the purchases will be made two and four years after the initial closing at prices based on Permal’s net revenues. The maximum aggregate amount payable for all equity interests in Permal under the purchase agreement is $1.386 billion, with a $961 million minimum payment.

The unaudited pro forma combined balance sheet presents the combined financial position of Legg Mason, CAM and Permal as of September 30, 2005, as if the transactions had occurred as of that date. The pro forma balance sheet is based on the historical balance sheets of Legg Mason, CAM and Permal as of September 30, 2005. The unaudited pro forma combined statements of income are presented for the twelve months ended March 31, 2005 and the six months ended September 30, 2005 as if the transactions had occurred at the beginning of each of those periods. The unaudited pro forma combined statement of income for the year ended March 31, 2005 combines the historical statement of income of Legg Mason for the twelve months then ended and the historical statements of operations of CAM and Permal for the year ended December 31, 2004. The unaudited pro forma combined statement of income for the six months ended September 30, 2005 combines the historical statements of income of Legg Mason, CAM and Permal for the six months then ended. For the three-month period ended March 31, 2005, CAM’s revenues and net income were approximately $338 million and $51 million, respectively and Permal’s revenues and net income were approximately $95 million and $14 million, respectively, and are excluded from the pro forma financial statements. All references to Legg Mason reflect its continuing asset management business and exclude the transferred PC/CM businesses.

The acquisition of Permal was effective as of November 1, 2005. The acquisition of CAM was completed on December 1, 2005. As of the date of this document, Legg Mason has not completed the detailed valuation studies necessary to arrive at the specific fair values of the CAM and Permal assets acquired and liabilities assumed. However, as indicated in Note 3 of notes to the unaudited pro forma combined financial statements, Legg Mason has estimated the fair values of the assets acquired, including identifiable intangible assets consisting of asset management contracts and trade names, and liabilities assumed. The excess of the purchase price over the estimated fair values of the net assets of CAM acquired has been reflected as goodwill. In the case of Permal, the excess of estimated fair value of the net assets acquired over cost has been recorded as a liability, pending resolution of contingent consideration specified in the purchase agreement.

Legg Mason has made certain pro forma adjustments to assets, liabilities, revenues and expenses as reported in CAM’s historical financial statements to reflect the exclusion of certain CAM businesses in accordance with the final terms of the transaction. These excluded businesses are described in Note 11 of Notes to Citigroup Asset Management Businesses to be Transferred Combined Financial Statements as of December 31, 2004, 2003, and 2002 and in Note 3 of Notes to Citigroup Asset Management Businesses to be Transferred Combined Financial Statements for the nine months ended September 30, 2005 and 2004, both of which are included in this filing. The pro forma financial statements also reflect adjustments to conform accounting policies of the acquired entities to Legg Mason’s policies and reclassification of certain items to conform the presentation of the financial information.

The actual effect of these transactions upon Legg Mason’s financial statements may differ from that reflected in these unaudited pro forma combined financial statements as a result of (i) completion of the valuation studies required to finalize the purchase price allocation and (ii) final resolution of contingent consideration for these acquisitions. There can be no assurances that the forgoing will not result in material changes.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily indicative of the financial position or results of operations had the transactions occurred on the dates specified above, nor are they indicative of any results of operations or financial position that may occur in the future. The pro forma combined financial statements do not include integration costs, other than one-time termination benefits included in goodwill or other transactions or events that the combined entity may undertake or experience as a result of the acquisition. As such, additional restructuring charges, such as costs to rationalize and restructure our mutual funds, changes in revenue or expense levels, or cost savings, are not presented in the pro forma combined financial statements. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Legg Mason and CAM. Although not required by Regulation S-X to file the historical financial statements of Permal, Legg Mason has provided in a separate report on Form 8-K/A the historical financial statements of Permal as of December 31, 2004, and for the twelve months then ended. The unaudited pro forma financial statements should be read in conjunction with those historical financial statements and notes thereto.

Legg Mason, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2005

(Dollars in thousands)

	Legg Mason	CAM	Permal	Pro Forma Adjustments				Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$782,569	$152,000	$103,069	$334,500	(b)	$(21,016	) (c)	$631,728
				(61,000	) (e)	(1,009	) (l)
				(49,000	) (h)	(608,385	) (j)
Securities purchased under agreements to resell	358,000	—	—	—		—		358,000
Receivables	358,580	161,000	72,375	(11,000	) (h)	(14,232	) (l)	566,723
Investments	—	29,000	259,914	999	(l)	(26,000	) (h)	263,913
Other current assets	42,806	84,000	5,706	(5,000	) (h)			127,512
Assets of discontinued operations held for sale	4,848,800	—	—	(334,500	) (b)	(4,445,289	) (c)	20,814
				(62,439	) (b)	14,242	(l)

Total current assets	6,390,755	426,000	441,064					1,968,690
Investment securities, at fair value	130,392							130,392
Equipment and leasehold improvements, net	113,850	22,000	2,616	19,000	(h)	2,205	(m)	159,671
Intangible assets, net	442,001	777,000	2,806	2,762,000	(f)	(777,000	) (d)	4,236,878
				1,033,013	(k)	(737	) (i)
						(2,205	) (m)
Goodwill	989,046	—	—	945,000	(f)			1,934,046
Other	103,303	149,000	13,456			(3,000	) (h)	262,759

Total Assets	$8,169,347	$1,374,000	$459,942					$8,692,436

Liabilities and Stockholders’ Equity
Liabilities
Current Liabilities
Accrued compensation	$259,866	$139,000	$27,192					$426,058
Other current liabilities	176,514	256,000	72,298	437,000	(c)	(8,000	) (h)	934,857
				38,726	(i)	(14,756	) (l)
				(22,925	) (b)
Current portion of long-term debt	103,358	—	32					103,390
Liabilities of discontinued operations held for sale	4,043,893	—	—	(4,001,637	) (c)	14,756	(l)	17,498
				(39,514	) (b)

Total current liabilities	4,583,631	395,000	99,522					1,481,803
Deferred compensation	107,160	—	—					107,160
Other	164,512	298,000	8,507	(229,000	) (d)	161,000	(k)	562,406
				(4,241	) (m)	163,628	(k)
Long-term debt	596,720	—	—	512,000	(g)			1,108,720

Total Liabilities	5,452,023	693,000	108,029					3,260,089
Minority interests	—	—	212,457	4,241	(m)			216,698
Stockholders’ Equity
Common stock	11,196	—	2,366	(2,366	) (i)	539	(e)	11,924
				189	(j)
Preferred Shares	—	—	—			—	(e)	—
Shares exchangeable into common stock	6,221	—	—					6,221
Additional paid-in capital	1,002,044	—	112,697	(12,697	) (i)	73,747	(a)	2,825,063
				(100,000	) (k)	1,549,461	(e)
				199,811	(j)
Deferred compensation	(34,075)	—	—			29,585	(c)	(4,490)
Retained earnings	1,720,457	681,000	24,400	(66,000	) (f)	645,000	(c)	2,365,457
				(615,000	) (d)	(24,400	) (i)
Accumulated other comprehensive income, net	11,481	—	(7)					11,474

Total Stockholders’ Equity	2,717,324	681,000	139,456					5,215,649

Total Liabilities and Stockholders’ Equity	$8,169,347	$1,374,000	$459,942					$8,692,436

Legg Mason, Inc.

Unaudited Pro Forma Combined Statements of Income

For the Twelve Months Ended March 31, 2005

(Dollars in thousands)

				Pro Forma				Pro Forma Combined
	Legg Mason	CAM	Permal	Reclassifications		Adjustments
Operating Revenues
Investment advisory and related fees	$1,281,638	$1,315,700	$319,573	$249,000	(d)	$(47,100)	(e)	$3,085,337
				9,052	(h)	(42,526)	(g)
Distribution and service fees	261,587	—	—	194,100	(d)			470,298
				14,611	(h)
Other	27,475	67,200	27,142	(5,500)	(h)	(12,000)	(e)	80,654
				(23,663)	(h)

Total operating revenues	1,570,700	1,382,900	346,715	437,600		(101,626)		3,636,289
Operating Expenses
Compensation and benefits	661,785	506,400	85,246			(30,500)	(e)	1,205,859
						(17,072)	(i)
Distribution and servicing	253,394	—	163,265	443,100	(d)	(41,032)	(g)	937,127
				118,400	(d)
Amortization of intangible assets	21,286	—				50,390	(c)	71,676
Other	145,118	658,300	17,964	(118,400)	(d)	(11,800)	(e)	507,082
						(184,100)	(f)

Total operating expenses	1,081,583	1,164,700	266,475	443,100		(234,114)		2,721,744

Operating Income	489,117	218,200	80,240	(5,500)		132,488		914,545
Other Income (Expense)
Interest income	20,059	—	26,170	5,500	(h)	(15,216)	(a)	12,198
				(24,315)	(h)
Interest expense	(44,765)	—	(336)			(24,931)	(b)	(70,032)
Other	6,347	—	—	24,315	(h)			30,662

Total other income (expense)	(18,359)	—	25,834	5,500		(40,147)		(27,172)
Income from Continuing Operations before Income Tax Provision	470,758	218,200	106,074	—		92,341		887,373
Income tax provision	175,334	106,400	27,743	—		6,337	(j)	315,814

Income from Continuing Operations	295,424	111,800	78,331	—		86,004		571,559
Minority interests, net of taxes	—	(9,200)	(17,776)	—		400	(e)	(26,576)

Income from Continuing Operations	$295,424	$102,600	$60,555	$—		$86,404		$544,983

Income from Continuing Operations per Common Share:
Basic	$2.86							4.37
Diluted	2.56							3.98
Weighted Average Number of Common Shares Outstanding:
Basic	103,428							124,823
Diluted	117,074							137,998

Legg Mason, Inc.

Unaudited Pro Forma Combined Statements of Income

For the Six Months Ended September 30, 2005

(Dollars in thousands)

				Pro Forma				Pro Forma Combined
	Legg Mason	CAM	Permal	Reclassifications		Adjustments
Operating Revenues
Investment advisory and related fees	$751,559	$638,800	$195,675	$132,400	(d)	$(22,600	) (e)	$1,676,668
				2,862	(h)	(22,028	) (g)
Distribution and service fees	142,364	—	—	90,000	(d)			241,737
				9,373	(h)
Other	10,151	8,000	15,512	2,100	(h)	(400	) (e)	23,128
				(12,235	) (h)

Total operating revenues	904,074	646,800	211,187	224,500		(45,028)		1,941,533
Operating Expenses
Compensation and benefits	401,719	269,700	54,049			(20,700	) (e)	690,009
						(14,759	) (i)
Distribution and servicing	141,574	—	101,708	222,400	(d)	(21,548	) (g)	485,134
				41,000	(d)
Amortization of intangible assets	11,689	—				25,195	(c)	36,884
Litigation award settlement	(8,150)	—	—					(8,150)
Other	78,426	190,200	17,531	(41,000	) (d)	(5,200	) (e)	239,957

Total operating expenses	625,258	459,900	173,288	222,400		(37,012)		1,443,834

Operating Income	278,816	186,900	37,899	2,100		(8,016)		497,699
Other Income (Expense)
Interest income	21,704	—	21,025	(19,243	) (h)	(12,745	) (a)	10,741
Interest expense	(20,723)	—	(210)	(2,100	) (h)	(12,466	) (b)	(35,499)
Other	10,021			19,243	(h)			29,264

Total other income (expense)	11,002	—	20,815	(2,100)		(25,211)		4,506
Income from Continuing
Operations before Income Tax Provision	289,818	186,900	58,714	—		(33,227)		502,205
Income tax provision	108,543	67,100	18,474	—		(12,147	) (j)	181,970

Income from Continuing Operations	181,275	119,800	40,240	—		(21,080)		$320,235
Minority interests, net of taxes		1,100	(12,591)	—				(11,491)

Income from Continuing Operations	$181,275	$120,900	$27,649	$—		$(21,080)		$308,744

Income from Continuing Operations per Common Share:
Basic	$1.64							2.35
Diluted	1.49							2.16
Weighted Average Number of Common Shares Outstanding:
Basic	110,251							131,646
Diluted	122,804							143,595

Note 1. Basis of Presentation

On December 1, 2005, Legg Mason completed the acquisition of substantially all of Citigroup’s worldwide asset management business from Citigroup in exchange for (i) all outstanding stock of Legg Mason’s subsidiaries that constitute its private client and capital markets businesses; (ii) 5,393,545 shares of Common Stock and 13.346632 shares of non-voting convertible preferred stock of Legg Mason convertible, upon transfer, into 13,346,632 shares of Common Stock and (iii) $512 million in cash (the “Transaction”). The $512 million in cash was funded by a borrowing under a $700 million, five-year syndicated term loan facility arranged by Citigroup. As a result of the Transaction, Legg Mason recognized a gain on the sale of PC/CM of approximately $1.1 billion, net of approximately $95 million in costs related to the sale, including approximately $82 million for accelerated vesting of employee stock compensation awards, in the quarter ended December 31, 2005. The after-tax gain was approximately $645 million.

Effective November 1, 2005, Legg Mason completed its acquisition of 80% of the outstanding equity in Permal Group Ltd. and a concurrent reorganization in which the residual 20% of outstanding equity was converted into preference shares, resulting in Legg Mason owning 100% of the outstanding voting common stock of Permal. Legg Mason has the right to purchase the remaining outstanding equity interests in Permal over the next four years and, if that right is not exercised, the holders of those equity interests have the right to require that Legg Mason purchase the interests. The aggregate consideration paid by Legg Mason at closing was $800 million, of which $200 million was in the form of 1,889,322 newly issued shares of Legg Mason Common Stock and the remainder was in cash. If Legg Mason acquires the remaining 20% ownership interest in Permal under the purchase agreement, the purchases will be made two and four years after the initial closing at prices based on Permal’s net revenues. The maximum aggregate amount payable for all equity interests in Permal under the purchase agreement is $1.386 billion, with a $961 million minimum payment.

The unaudited pro forma combined balance sheet presents the combined financial position of Legg Mason, CAM and Permal as of September 30, 2005 and assumes the transactions had taken place as of that date. The unaudited pro forma combined statements of income for the year ended March 31, 2005 present the results of operations for twelve months ended March 31, 2005 for Legg Mason and the twelve months ended December 31, 2004 for CAM and Permal and assume the transactions had taken place at the beginning of those periods. The unaudited pro forma combined statements of income for the six months ended September 30, 2005 combine the results of operations for the six months then ended for Legg Mason, CAM and Permal and assume the transactions had taken place at the beginning of that period. For the three-month period ended March 31, 2005, CAM’s revenues and net income were approximately $338 million and $51 million, respectively and Permal’s revenues and net income were approximately $95 million and $14 million, respectively, and are excluded from the pro forma financial statements.

Notes to the Unaudited Pro Forma Combined Financial Statements

Legg Mason has made certain pro forma adjustments to assets, liabilities, revenues and expenses as reported in CAM’s historical financial statements to reflect the exclusion of certain CAM businesses in accordance with the final terms of the transaction. These excluded businesses are described in Note 11 of Notes to Citigroup Asset Management Businesses to be Transferred Combined Financial Statements as of December 31, 2004, 2003, and 2002 and in Note 3 of Notes to Citigroup Asset Management Businesses to be Transferred Combined Financial Statements for the nine months ended September 30, 2005 and 2004, both of which are included in this filing. The pro forma financial statements also reflect adjustments to conform accounting policies of the acquired entities to Legg Mason’s policies and reclassification of certain items to conform the presentation of the financial statements. Refer to Note 3, Pro Forma Adjustments, for more information regarding these pro forma adjustments.

Note 2. Earnings Per Common Share

The pro forma combined basic and diluted earnings per share for the periods presented are based on the weighted average number of shares of common stock of Legg Mason during each applicable period, adjusted to give effect to common and convertible preferred shares issued in connection with the acquisitions (including shares contingently issuable to Permal) and changes in stock-based deferred compensation arrangements that resulted from the Transaction.

The following table presents the computations of pro forma basic and diluted earnings per share:

	Twelve months ended March 31, 2005		Six months ended September 30, 2005
	Basic	Diluted	Basic	Diluted
Weighted average common shares outstanding, as reported	103,428	117,074	110,251	122,804
Shares issued to Citigroup
Common	5,394	5,394	5,394	5,394
Convertible Preferred(1)	13,347	13,347	13,347	13,347
Shares issued to Permal
Common	1,889	1,889	1,889	1,889
Contingent consideration	—	380	—	380
Vesting of shares in deferred compensation plans, net of forfeitures	765	(86)	765	(219)

Pro forma weighted average common shares outstanding	124,823	137,998	131,646	143,595

Pro forma income from continuing operations	$544,983	$544,983	$308,744	$308,744
Interest expense on convertible senior notes, net of tax	—	4,620	—	1,747

Pro forma income from continuing operations applicable to common shares	$544,983	$549,603	$308,744	$310,491

Pro forma income from continuing operations per common share:	$4.37	$3.98	$2.35	$2.16

(1)	Series A Non-voting Convertible Preferred is considered a “participating security” and therefore included in calculation of basic earnings per common share.

Note 3. Pro Forma Adjustments

The pro forma combined balance sheet has been prepared to reflect the sale of Legg Mason’s PC/CM business and the acquisition of CAM and Permal for the aggregate consideration described in Note 1. Pro forma adjustments have been made to the balance sheet to reflect:

a)	Acceleration of stock option vesting for employees of PC/CM business, which was sold to Citigroup. Options on approximately 864,298 shares were accelerated resulting in additional paid-in capital of approximately $74 million.

Notes to the Unaudited Pro Forma Combined Financial Statements

b)	An adjustment to reduce the net assets of PC/CM at closing to $473 million in accordance with the purchase agreement, including a dividend of $334 million paid by a PC/CM subsidiary.

c)	The sale of Legg Mason’s PC/CM business for $1.65 billion, less costs associated with the sale of $95 million, which includes the expense of accelerated vesting of stock options ($74 million) and other deferred compensation arrangements. The sale resulted in a net gain of approximately $645 million after deducting income taxes of $437 million and eliminating the net assets held for sale, including deferred compensation assets.

d)	An adjustment to reduce the net assets of CAM to $66 million at closing in accordance with the purchase agreement.

e)	The purchase of CAM for $3.77 billion, in exchange for: i) the value of the PC/CM business of $1.65 billion; ii) 5,393,545 shares of Common Stock, par value $.10, and 13.346632 shares of non-voting convertible preferred stock, par value $10, of Legg Mason convertible, upon transfer, into 13,346,632 shares of Common Stock and (iii) $512 million in cash, plus acquisition costs of approximately $61 million, including a provision of $16 million for one-time termination benefits.

f)	Allocation of the CAM purchase price to the estimated fair value of the net assets acquired (which is subject to change pending completion of detailed valuation studies) consisting of tangible net assets of $66 million, indefinite life mutual fund management contracts of $2.368 billion, amortizable asset management contracts of $394 million and goodwill of $945 million.

g)	Incurrence of $512 million of long-term debt under Legg Mason’s $700 million, five-year syndicated term loan facility with a bank syndicate arranged by Citigroup to fund the cash portion of the CAM acquisition.

h)	The exclusion of certain entities and businesses included in the historical financial statements of the Citigroup Asset Management Business to be Transferred, as described in Note 3 of those financial statements as of September 30, 2005 and 2004 and the inclusion of certain fixed assets in accordance with the final terms of the transaction.

i)	An adjustment to reduce the net assets of Permal to $100 million at closing in accordance with the purchase agreement.

j)	The purchase of Permal for $808 million, of which $200 million was paid in the form of 1,889,322 newly issued shares of Legg Mason common stock and the remainder in cash, including $8 million in acquisition costs.

k)	Allocation of the Permal purchase price to the estimated fair value of the net assets acquired consisting of tangible net assets of $100 million, identifiable intangible assets, comprised of indefinite life trade name of $83 million and mutual fund management contracts of approximately $947 million, amortizable asset management contracts of $3.4 million, a liability for additional minimum consideration of $161 million, and approximately $164 million representing the excess of fair value of net assets acquired over cost, which was recorded as a liability for contingent consideration.

l)	Permal’s agreement to sell its shares in Haussmann Holdings entities, as described in Note 22 of Notes to Combined Financial Statements of Permal Group & Subsidiaries as of December 31, 2004 and for the twelve months then ended. As a result, the assets and liabilities associated with those entities have been reclassified to assets and liabilities of discontinued operations held for sale, respectively.

m)	Adjustments to conform the classification of certain assets and liabilities, including minority interest and software.

Notes to the Unaudited Pro Forma Combined Financial Statements

The pro forma combined statements of income have been prepared as if the transactions had been completed at the beginning of the periods presented. Pro forma adjustments have been made to reflect:

a)	A reduction of interest income due to the $600 million reduction in cash balances as a result of the Permal acquisition and $400 million in income taxes due on the sale of PC/CM, payable three months after closing. Interest income was adjusted at the average federal funds rate for the periods presented.

b)	An increase in interest expense related to long-term debt issued to complete the CAM transaction. The interest rate on $400 of the $512 million five-year borrowing facility has been locked at a fixed rate of 4.90% through a three-year interest rate swap. The interest rate on the balance of the borrowing is 4.76% and is based on LIBOR.

c)	Increase in amortization resulting from the purchase of amortizable intangible assets of $394 million for CAM asset management contracts over an estimated 8-year life, and $3.4 million for Permal’s private equity and structured products’ asset management contracts over periods ranging from two to five year life.

d)	Adjustments to conform CAM’s accounting treatment for amounts paid to third parties under contractual revenue sharing and distribution arrangements. CAM recorded such payments as reductions of revenue; however, Legg Mason reflects such payments as distribution and service fee expense. The total adjustments were $443 million and $222 million, respectively, for the twelve months ended March 31, 2005 and six months ended September 30, 2005.

e)	The exclusion of certain entities and businesses included in the historical financial statements of the Citigroup Asset Management Business to be Transferred, as described in Note 11 of those financial statements as of December 31, 2004, 2003, and 2002, and Note 3 of those financial statements as of September 30, 2005 and 2004. Revenues and expenses have been adjusted to exclude these entities from the pro forma combined revenues and expenses.

f)	The exclusion of a $184 million charge ($144 million, net of tax) included in CAM’s other expense for the twelve months ended December 31, 2004, as described in Notes 9 and 11 of the Citigroup Asset Management Businesses to be Transferred Combined Financial Statements as of December 31, 2004, 2003, and 2002 related to CAM’s resolution of the Securities and Exchange Commission investigation into the mutual fund transfer agent matter. Legg Mason did not acquire the transfer agency business as part of the CAM acquisition.

g)	As described in Note 22 of the Notes to Combined Financial Statements of Permal Group & Subsidiaries as of December 31, 2004 and for the twelve months then ended, Permal Group has agreed to sell its shares in Haussmann Holdings entities. As a result, the revenues and expenses associated with those entities have been reclassified to income from discontinued operations and excluded from pro forma net income from continuing operations.

h)	Adjustments to conform income statement presentation of certain revenues and expenses, including minority interest, interest income and expense, unrealized and realized gains and losses, and performance, distribution and service fees.

i)	Adjustment to historical Permal compensation expense to reflect the replacement of Permal incentive compensation plans with the contractual revenue sharing and compensation arrangements entered into as part of the Permal acquisition and filed on Form 8-K.

j)	Adjustment to income taxes reflects the estimated effective tax rates for the respective transaction.